EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT
(Signature Page)

UA GRANITE CORPORATION
31C PRINCIPAL TORRE ALTA
SAN FELIPE, PUERTO PLATA
DOMINICAN REPUBLIC EH009E3

Ladies & Gentlemen:

The undersigned (the "Investor"), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement, including the Terms and Conditions set forth in Annex I (the "Terms and Conditions"), the Risk Factors set forth in Annex II (the "Risk Factors"), and exhibits, which are all attached hereto and incorporated herein by reference as if fully set forth herein (the "Agreement"), is made as of the date set forth below between UA Granite Corporation, a Nevada corporation (the "Company"), and the Investor.
2. The Company has authorized the sale and issuance of up to 2,500,000 Units of the Company securities to certain Investors in a private placement (the "Offering").  Each Unit each consists of 1 share of the Company's common stock, $0.00001 par value (the "Shares"), and a warrant in the form attached hereto as Exhibit A (the "Series A Warrant") and Exhibit B (the "Series B Warrant" and, together with the Series A Warrant, the "Warrants") exercisable to purchase 1 share of common stock of the Company at an exercise price of $1.25 or $1.50 per share, respectively, exercisable over a period of twelve (12) months (the "Warrant Shares") and in accordance with the terms set forth in the Warrants.
3. Pursuant to the Terms and Conditions, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor _____________ Units, for a purchase price of $_____ per Unit, for an aggregate purchase price of $___________ consisting of ___________ Shares and ___________ Series ___ Warrants to purchase shares of common stock of the Company. Unless otherwise requested by the Investor, certificates representing the Common Stock purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Company agrees to grant registration rights to the Investor pursuant to the registration rights agreement in the form attached hereto as Exhibit C.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Date: __________, 2018                                                                    Investor:

By:
Print Name:
Title:

Address:

Phone:
Fax:

Social Security Number or TIN (if applicable):

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
Investment in the Company involves a high degree of risk.  Investor should carefully consider the risk factors set forth in Annex II in addition to the other information set forth in this Annex I before purchasing securities of the Company.
1. Authorization and Sale of the Units.  Subject to these Terms and Conditions, the Company has authorized the sale of up to 2,500,000 units ("Units") of the Company at $_____ per Unit, each consisting of 1 share of the Company's common stock, $0.00001 par value (the "Shares"), and a warrant in the form attached hereto as Exhibit A (the "Series A Warrant") and Exhibit B (the "Series B Warrant" and, together with the Series A Warrant, the "Warrants") exercisable to purchase 1 share of common stock of the Company at an exercise price of $1.25 or $1.50 per share, respectively, exercisable over a period of twelve (12) months (the "Warrant Shares") and in accordance with the terms set forth in the Warrants (the "Shares" and "Warrants," collectively, a "Unit").  The Company reserves the right to increase or decrease this number.  All references to currency in this Securities Purchase Agreement shall refer to the lawful currency of the United States of America.
2.	Agreement to Sell and Purchase the Units.
2.1 At the Closing (as defined in Section 3 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Units, if applicable, set forth in Section 3 of the Signature Page to the Securities Purchase Agreement at the purchase price set forth thereon.
2.2 The Company may enter into the same form of Securities Purchase Agreement ("Agreement"), including these Terms and Conditions, with other Investors and expects to complete sales of subsequent Units to other Investors.
2.3 The Company shall grant registration rights to the Investor pursuant to the terms and conditions of a registration rights agreement in the form attached hereto as Exhibit C.
3. Delivery of the Shares and Warrants at Closing.  The completion of the purchase and sale of the Units (the "Closing") shall occur at the offices of the Company upon receipt of cleared funds and fully executed documents for the purchase of the Units on each date set by the Company, provided that a final closing shall occur no later than _____________, 2018 which date may be extended at the sole discretion of the Company.  Within seven (7) days after each Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares and a Warrant representing the number of shares of common stock as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, each such certificate, certificates or warrant to be registered in the name of the Investor, as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement.
The Company's obligation to issue the Shares and Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Units being purchased hereunder as set forth in Section 3 of Signature Page to the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.
The Investor's obligation to purchase the Units shall be subject to the following conditions, any one or more of which may be waived by the Investor: (1) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (2) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with its due diligence.
4. Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:
4.1 Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently contemplated and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business, properties or operations of the Company (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
4.2 Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units.   The Shares and the shares of Common Stock of the Company issuable upon exercise of the Warrants being purchased by the Investor hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.
4.3 Non-Contravention.  The execution and delivery of the Agreement, the issuance and sale of the Units under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the material property or assets of the Company is subject.

4.4 Capitalization.  As of the date of execution of this Agreement, there are 1,400,000 shares of the Company's common stock issued and outstanding.  Except as disclosed to the Investor or in documents (the "Exchange Act Documents") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.
4.5 Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.
4.6 No Violations.  The Company is not in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.
5.	Representations, Warranties and Covenants of the Investor.
5.1 The Investor represents and warrants to, and covenants with, the Company that:  (i) the Investor is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and that the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units; (ii) the Investor has carefully read and fully understands the risks involved with an investment in the Company including, without limitation, the risks identified on Annex II, attached hereto, (iii) the Investor is acquiring the number of Units set forth in Section 3 of the Signature Page to the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Units or any arrangement or understanding with any other persons regarding the distribution of such Units; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) all of the representations made by the Investor are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; and (vi) the Investor has, in connection with its decision to purchase the number of Units set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein.  There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the Investor.
5.2 The Investor acknowledges that it has had access to the Exchange Act Documents and has carefully reviewed the same.  The Investor further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Investor has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested.  The Investor has carefully considered the potential risks relating to the Company and a purchase of the Units, and fully understands that the Units are speculative investments, which involve a high degree of risk of loss of the Investor's entire investment.  Among others, the undersigned has carefully considered each of the risks identified under the caption "Risk Factors" in the Exchange Act Documents and Annex II.
5.3 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issuance of the Units, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units, Shares, Warrants or Warrant Shares or has in its possession or distributes any offering material, in all cases at its own expense.
5.4 The Investor hereby covenants with the Company not to make any sale of the Units, Shares, Warrants or Warrant Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The overall commitment of the Investor to investments, which are not readily marketable, is not excessive in view of the Investor's net worth and financial circumstances, and any purchase of the Units will not cause such commitment to become excessive.  The Investor is able to bear the economic risk of an investment in the Units.
5.5 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.6 Investor will not use any of the restricted Shares or Warrant Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.
5.7 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

5.8 The Investor understands that the issuance of the Units to the Investor has not been registered under the Securities Act in reliance upon one or more specific exemptions therefrom, including Regulation D and/or Regulation S, which exemption depends upon, among other things, the accuracy of the Investor's representations made in this Agreement.  The Investor understands that the Units must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification requirements is otherwise available. The Investor acknowledges that the Company has no obligation to register or qualify the Units or underlying Shares or Warrant Shares for resale. The Investor acknowledges that the Company will refuse to register any transfer of Units, Shares or Warrant Shares that is not made in accordance with the provisions of Regulation S, registered pursuant to the Securities Act or otherwise exempt from such registration. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares or Warrant Shares, and requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy. The Investor has been independently advised as to the applicable holding period imposed in respect of the Shares by securities legislation in the jurisdiction in which the undersigned resides and confirms that no representation has been made respecting the applicable holding periods for the Shares or Warrant Shares in such jurisdiction and it is aware of the risks and other characteristics of the Units and of the fact that the undersigned may not resell the Units, Shares or Warrant Shares except in accordance with applicable securities legislation and regulatory policy.
5.9 A copy of the Company's annual report on Form 10-K, its quarterly reports on Form 10-Q, current reports on Form 8-K and information statements are available on the SEC's website at www.sec.gov.
5.10 For purposes of compliance with the Regulation S exemption for the offer and sale of the Units (defined in this Section 5.10 to include the underlying Shares and Warrant Shares) to non-U.S. Persons, if the Investor is not a "U.S. Person," as such term is defined in Rule 902(k) of Regulation S,1 the Investor represents and warrants that the Investor is a person or entity that is outside the United States, and further represents and warrants as follows:
(a) The Investor is not acting and purchasing (or proposes to purchase) the Units on behalf of any other persons, entities or accounts and is not acquiring the Units for the account or benefit of a U.S. Person.  The Investor represents and warrants that the Investor is not a "U.S. Person" (as defined in Rule 902(k) under the Securities Act) and was located outside the United States at the time any offer to buy the Units was made and at the time the buy offer was originated by the undersigned.
(b) If the Investor is a legal entity, it has not been formed specifically for the purpose of investing in the Company.
(c) The Investor  hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Units, including (i) the legal requirements of the Investor's jurisdiction for the acquisition of the Units, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Units; and further, the Investor agrees to continue to comply with such laws as long as he, she or it shall hold the Units.
(d) To the knowledge of the Investor, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any "directed selling efforts" in the United States as the term "directed selling efforts" is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Units being offered.  Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Units.  To the knowledge of the Investor, the Units were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(e) The Investor will offer, sell or otherwise transfer the Units, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company's right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.
(f) The Investor will not engage in hedging transactions involving the Units unless such transactions are in compliance with the Securities Act.
(g) The Investor represents and warrants that the undersigned is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Investor understands that the Company may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Units under the Securities Act of 1933, as amended, and the provisions of relevant state securities laws.
5.11 The Investor is not a "disqualified organization."  "Disqualified organization" means (i) the federal government of the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the organizations listed in clauses (i), (ii), (iii) or (iv) above; (vi) any other tax exempt organization, other than a farmer's cooperative described in Section 521 of the Code that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Code; or (vii) any rural electrical or telephone cooperative.
5.12 The Investor understands, acknowledges and agrees that the Company will use proceeds from Investor's investment for general working capital and to advance a portion to Vortex Network, LLC, an Iowa limited liability company ("Vortex") in connection with that certain binding letter of intent between the Company and Vortex dated March 7, 2018.

5.13 The Investor represents that neither it nor, to the Investor's knowledge, any person or entity controlling, controlled by or under common control with the Investor, nor any person or entity having a beneficial interest in the Investor, nor any other person or entity on whose behalf the undersigned is acting (i) is a person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC); (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (i) through (v) collectively, a "Prohibited Investor").  The Investor agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  If the Investor is a financial institution that is subject to the PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001) (the "Patriot Act"), the Investor represents that the Investor has met all of its respective obligations under the Patriot Act.  The Investor acknowledges that if, following the investment in the Company by the Investor, the Company reasonably believes that the Investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require Investor to transfer the Units, Shares, Warrants or Warrant Shares.  The Investor further acknowledges that the Investor will not have any claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.
6. Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
(a)	if to the Company, to: UA Granite Corporation
31C Principal Torre Alta
San Felipe, Puerto Plata
Dominican Republic EH009E3
Attn:  Chief Executive Officer
Phone:  (809) 223-2353

(b)	with a copy to: Greenberg Traurig LLP 1201 K Street, Suite 1100 Sacramento, CA 95814 Attn:Mark C Lee Phone:(916) 442-1111 Fax:(916) 448-1709
(c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
7. Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
8. Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
9. Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
10.               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.
11.                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
12. Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor holding Shares and Warrant Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares or Warrant Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

13. Confidential Information.  The Investor represents to the Company that, at all times during the Company's offering of the Units, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Units until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

[1]	Regulation S provides in part as follows:
1. "U.S. person" means:  (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
2. The following are not "U.S. persons": (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

ANNEX II
RISK FACTORS

THE RISKS DESCRIBED BELOW ARE THE ONES THE COMPANY BELIEVES ARE THE MOST IMPORTANT FOR THE INVESTOR TO CONSIDER, ALTHOUGH THESE RISKS ARE NOT THE ONLY ONES THAT THE COMPANY FACES. IF EVENTS ANTICIPATED BY ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY'S BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION COULD SUFFER AND THE TRADING PRICE OF THE COMPANY'S COMMON STOCK COULD DECLINE.

FURTHER, THE RISKS DESCRIBED BELOW ASSUME THE CONSUMMATION OF A PROPOSED REVERSE MERGER TRANSACTION BETWEEN THE COMPANY AND VORTEX NETWORK, LLC, AN IOWA LIMITED LIABILITY COMPANY ("VORTEX"), PURSUANT TO WHICH THE COMPANY WILL ACQUIRE ALL THE ISSUED AND OUTSTANDING MEMBERSHIP INTEREST OF VORTEX IN EXCHANGE FOR THE ISSUANCE BY THE COMPANY OF SHARES OF COMMON STOCK OF THE COMPANY TO THE MEMBERS OF VORTEX (THE "SHARE EXCHANGE TRANSACTION").  VORTEX OPERATES AS A CRYPTO CURRENCY HOLDING COMPANY ENGAGED IN THE BUSINESS OF MINING CRYPTO ASSETS. ASSUMING THE SUCCESSFUL CLOSING OF THE SHARE EXCHANGE TRANSACTION, VORTEX SHALL BECOME A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY AND THE BUSINESS OF THE COMPANY SHALL CONSIST PRIMARILY OF THE BUSINESS OF VORTEX.

AS USED BELOW, "WE," "US" AND "OUR" REFER COLLECTIVELY TO UA GRANITE CORPORATION AND VORTEX, AND REFERENCES TO THE "COMPANY" REFER TO THE COMPANY AFTER GIVING EFFECT TO THE SHARE EXCHANGE TRANSACTION.

Risks Relating to our Business and Financial Condition

WE LACK OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFITS TO DATE, AND WE HAVE INCURRED LOSSES IN PRIOR PERIODS AND MAY INCUR LOSSES IN THE FUTURE.

We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

BECAUSE WE MAY NEVER EARN REVENUES FROM OUR OPERATIONS, OUR BUSINESS MAY FAIL AND INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IN OUR COMPANY.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our products and services in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

WE WILL REQUIRE SUBSTANTIAL ADDITIONAL FUNDS TO COMPLETE OUR RESEARCH AND DEVELOPMENT ACTIVITIES.

Our business does not currently generate the cash that is necessary to finance our operations. We will likely need to raise additional capital to:
•	Fund research and development activities;
•	Fund our general corporate and administrative activities;
•	Pursue business development activities and strategic partnerships for our technology platforms; and
•	Attract and retain senior management with relevant experience.

We will need to raise additional funds through equity offerings, debt financings, or additional strategic alliances in the future to continue our operations and achieve our research and development objectives. We may not be able to obtain additional financing on terms that are commercially acceptable and favorable to us. General market conditions may make it very difficult for us to seek financing from the capital markets, and the terms of any financing may adversely affect the holdings or the rights of our stockholders. Debt financing, if available, may involve restrictive covenants that could limit our flexibility in conducting future business activities. If adequate funds are not available, we may have to further delay, reduce or eliminate one or more of our planned activities, which could adversely affect the market price of our common stock.

CREDIT MARKET UNCERTAINTY COULD HAVE A SIGNIFICANT IMPACT ON OUR BUSINESS.

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations in the future. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

THE EXPECTED RESULTS FROM OUR PREVIOUSLY DISCLOSED POTENTIAL SHARE EXCHANGE TRANSACTION WITH VORTEX MAY VARY SIGNIFICANTLY FROM OUR EXPECTATIONS, AND WE CAN PROVIDE NO ASSURANCE THAT SUCH POTENTIAL SHARE EXCHANGE TRANSACTION WILL BE COMPLETED.

The expected results from our potential share exchange transaction with Vortex might vary materially from those anticipated and disclosed by us, and we can provide no assurance that such potential share exchange will be completed.  These expectations are inherently subject to uncertainties and contingencies.  These assumptions may be impacted by factors that are beyond our control, including the business of Vortex, the U.S. economy, actions by regulatory agencies in the cryptocurrency space, our ability to obtain financing to complete the share exchange with Vortex, and the approval of the potential share exchange by Vortex's board of managers and members.  Any one of these factors may result in our failure to complete the potential share exchange and such failure to complete the potential share exchange may have significant adverse consequences on our ability to operate and survive as a viable entity.

THERE CAN BE NO ASSURANCE THAT THE PROPOSED SHARE EXCHANGE TRANSACTION WILL IN FACT BE CONSUMMATED, AND ANY FAILURE TO CONSUMMATE SUCH A TRANSACTION MAY ADVERSELY IMPACT OUR ABILITY TO GENERATE LIQUIDITY FOR OUR STOCKHOLDERS AND TO RAISE NECESSARY CAPITAL.

We have entered into a binding letter of intent with Vortex, dated as of March 7, 2018, which contains various conditions, including approval by Vortex's board of managers and members and the entry into definitive agreements.  There can be no assurance that the proposed share exchange transaction will be consummated.  Even if we are able to close the potential share exchange transaction, there is no assurance that we will be able to attract the attention of major brokerage firms and/or that a public market for its securities will develop.

Risks Relating to the Business of Vortex and Digital Assets

THE VORTEX BUSINESS MODEL IS EXPECTED TO EVOLVE OVER TIME.

As digital assets and blockchain technologies become more widely available, the services and products associated with such technologies are expected to evolve over time.  The SEC recently issued a report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act and the Exchange Act.  Accordingly, in order to stay current with the industry and ensure compliance with applicable federal and state securities laws, our business model will likely evolve over time.  We cannot assure you that any such modifications will be successful or will not result in harm to the business.  We may not be able to manage our growth and development effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

THE DEVELOPMENT AND ACCEPTANCE OF DIGITAL ASSET NETWORKS AND OTHER DIGITAL ASSETS, WHICH REPRESENT A NEW AND RAPIDLY CHANGING INDUSTRY, ARE SUBJECT TO A VARIETY OF FACTORS THAT ARE DIFFICULT TO EVALUATE.

Digital assets that may be used to buy and sell goods and services, among other things, represent a new and rapidly evolving industry.  The growth of the digital asset industry in general, and the digital asset networks of bitcoin and ether in particular, are subject to a high degree of uncertainty.  A decline in the popularity or acceptance of the digital asset networks of bitcoin or similar digital asset systems could adversely affect our business and financial condition.  The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include, among other things:
•	Government and quasi-government regulation of bitcoins and other digital assets and their use;
•	Restrictions on, or regulation of, access to and operation of digital asset networks and systems;
•	Continued growth in the acceptance, adoption and use of bitcoins and other digital assets;
•	Maintenance and development of the open source software protocol of the digital asset networks;
•	Availability and popularity of other forms or methods of buying and selling goods and services;
•	Changes in consumer demographics and public tastes and preferences;
•	Impacts of regulations and costs associated with regulatory oversight and compliance; and
•	General economic conditions and the regulatory environment relating to digital assets.

CRYPTOCURRENCY EXCHANGES AND OTHER TRADING VENUES ARE RELATIVELY NEW AND MAY BE SUBJECT TO FRAUD AND FAILURES.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence, which could impact the success of Vortex and have a material adverse effect on the ability of Vortex to continue as a going concern.

Cryptocurrency market prices depend on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies.  During the past few years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches.  In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances.  While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and malware (software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.  The collapse of the largest bitcoin exchange in 2014 suggests that the failure of one component of the overall bitcoin ecosystem can have consequences for both users of a bitcoin exchange and the bitcoin industry as a whole.

A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation, may reduce confidence in the digital asset networks and result in greater volatility in digital asset values.  These potential consequences of a digital asset exchange's failure could adversely affect our business and an investment in our securities.  If Vortex is faced with fraud, security failures, operational issues or similar events, such factors would have a material adverse effect on the ability of Vortex to continue as a going concern, which would have a material adverse effect on the business, prospects and operations of Vortex.

THERE IS CURRENTLY A RELATIVELY SMALL USE OF DIGITAL ASSETS IN THE RETAIL AND COMMERCIAL MARKETPLACE, AS COMPARED TO RELATIVELY LARGE USE BY SPECULATORS, WHICH CONTRIBUTES TO PRICE VOLATILITY THAT COULD ADVERSELY AFFECT AN INVESTMENT IN OUR SECURITIES.

Digital assets, and the blockchain networks on which they exist, are relatively new products and technologies, and have only recently become accepted as a means of payment for goods and services by major retail and commercial outlets, and the use of digital assets by consumers to pay such retail and commercial outlets remains limited.  Conversely, a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of such digital assets.  A lack of expansion of digital assets into retail and commercial markets may result in increased volatility or a reduction in the price of digital assets, either of which could adversely impact an investment in our securities.

THE PRICE OF THE COMPANY'S SHARES COULD BE SUBJECT TO WIDE SWINGS IN PRICE BECAUSE THE VALUES OF CRYPTOCURRENCIES ARE SUBJECT TO PRICING RISK AND HAVE HISTORICALLY BEEN SUBJECT TO WIDE SWINGS IN VALUE.

The Company's shares of stock will be subject to arbitrary pricing factors that are not necessarily associated with traditional factors influencing stock prices or the value of non-cryptocurrency assets, such as revenue, cash flows, profitability, growth prospects, or business activity levels.  The value and price of our stock, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or the blockchain generally, factors over which the Company has little or no influence or control.  The Company's share prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment, which may benefit the Company in the near term and change over time.

Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms.  Such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions.  Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or the Company or its share price, inflating and making their market prices more volatile or creating "bubble" type risks.

Cryptocurrency holders have realized exponential value due to large increases in the prices of cryptocurrencies, and such holders may seek to lock in cryptocurrency appreciation.  Investing in the Company's securities may be perceived as a way to achieve that result, but may not continue in the future.  As a result, the value of the Company's securities, and the value of cryptocurrencies generally, may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of cryptocurrency.  Such factors or events could have a material adverse effect on the price of the Company's securities, and on the value of any cryptocurrencies the Company holds or expects to acquire, which would have a material adverse effect on the business, prospects or operations of the Company and our ability to continue as a going concern.

DIGITAL ASSETS MAY BE REGULATED AS SECURITIES OR INVESTMENT SECURITIES.

Bitcoin is the oldest and most well-known form of digital asset.  Bitcoin and other forms of digital assets or cryptocurrencies have been the source of significant regulatory consternation, resulting in differing definitional outcomes among regulatory authorities.  When the interests of investor protection are paramount, for example in the offer or sale of Initial Coin Offering ("ICO") tokens, the SEC has no difficulty determining that the token offerings are securities.  Accordingly, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful.  Although we do not believe our mining activities require registration for us to conduct such activities and accumulate digital assets, the SEC, CFTC, NASDAQ and/or other governmental or quasi-governmental agencies or organizations may conclude that our activities involve the offer or sale of "securities", or ownership of "investment securities", and we may face regulation under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act").  Such regulation, or our potential inability to meet the applicable regulatory requirements, would have a material adverse effect on our business and operations.

There appears to be no one unifying principle governing the regulatory status of cryptocurrency or whether cryptocurrency constitutes a security.  In certain circumstances, cryptocurrency may be deemed a security, and its offer and sale may require compliance with Section 5 of the Securities Act.  However, Vortex's internal mining activities that are not related to ICO offerings do not require registration under the Securities Act.  In the future, we may face similar issues with various state securities regulators who may interpret our actions as requiring registration under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area of regulation.

IF REGULATORY CHANGES OR INTERPRETATIONS REQUIRE THE REGULATION OF BITCOINS AND SIMILAR DIGITAL ASSETS UNDER THE SECURITIES ACT AND 1940 ACT BY THE SEC, WE MAY BE REQUIRED TO REGISTER AND COMPLY WITH SUCH REGULATIONS.

If regulatory changes or interpretations require the regulation of bitcoins and similar digital assets by the SEC under the Securities Act and 1940 Act, we may be required to register and comply with such regulations.  To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expenses to us.  Alternatively, we may also decide to cease certain operations.  Any disruption of our operations in response to the changed regulatory landscape may be at a time that is disadvantageous to investors, as such circumstances could have a material adverse effect on our business, and our investors may lose their investment.

Current and future legislation and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins and other digital assets are treated for classification and clearing purposes.  We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.  Such additional registrations may result in extraordinary expenses, and if we determine it is not feasible for us to comply with such additional regulatory and registration requirements, we may seek to cease certain of our business operations.

To the extent that digital assets we may own are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the 1940 Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude that digital assets we may own are a security under state securities laws, which would require registration under applicable state laws.  Such additional registrations and compliance considerations may result in extraordinary expenses for our Company, which could have an adverse impact on our business operations, revenues, and an investment in our Company.  If we determine not to comply with such additional regulatory and registration requirements, and to instead cease all or certain parts of our operations, such action would likely adversely affect an investment in us, and our investors may suffer a complete loss of their investment.

THERE HAS BEEN LIMITED PRECEDENCE SET FOR FINANCIAL ACCOUNTING OR TAXATION OF DIGITAL ASSETS, AND IT IS UNCLEAR HOW WE WILL BE REQUIRED TO ACCOUNT FOR DIGITAL ASSET TRANSACTIONS AND THE TAXATION OF OUR BUSINESS.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for its digital asset transactions or assets.  There is currently no authoritative literature under accounting principles generally accepted in the United States which specifically addresses the accounting for digital assets, including digital currencies.  Future changes in regulatory or financial accounting standards could result in the necessity to restate our financial statements, which could negatively impact our business, prospects, financial condition and results of operation.  Such circumstances would have a material adverse effect on our ability to continue as a going concern, and could have a material adverse effect on the value of any cryptocurrencies we hold or expect to acquire for our own account.

We expect our primary or most significant revenue stream to come from our mining of digital currencies.  The Company will derive revenue by providing transaction verification services (commonly referred to as "crypto-currency mining") within the digital currency networks of cryptocurrencies.  In consideration for these services, the Company expects to receive digital currency (also known as "coins").  Coins are generally recorded as revenue, using the average spot price on the date of receipt.  The coins are recorded on the balance sheet at their fair value and re–measured at each reporting date.  Revaluation gains or losses, as well gains or losses on sale of coins, are recorded in the statement of operations.  Expenses associated with running the crypto-currency mining business, such as equipment deprecation, rent and electricity cost are recorded as cost of revenues.  We believe all of our digital asset mining activities will be accounted for on the same basis, regardless of the form of digital asset.

In 2014, the IRS issued guidance in Notice 2014-21 that classified cryptocurrency as property, not currency, for federal income tax purposes. But according to the requirements of FATCA, which requires foreign financial institutions to provide the IRS with information about accounts held by U.S. taxpayers or foreign entities controlled by U.S. taxpayers, cryptocurrency exchanges, in the ordinary course of doing business, are considered financial institutions.  Property is divided into certain sections within the Internal Revenue Code ("IRC") that determine everything from how the property is treated at sale, to how the property is depreciated, to the nature and character of the gain on sale of the asset.  IRS guidance is silent on which specific section of the tax code cryptocurrency falls into.  As noted above, a change in regulatory or financial accounting standards or IRS interpretations or accounting standards could result in changes in our accounting treatment, taxation and the potential necessity to restate our financial statements.  Such changes could negatively impact our business, prospects, financial condition and results of operation.

REGULATORY CHANGES OR ACTIONS MAY RESTRICT THE USE OF CRYPTOCURRENCIES OR DIGITAL ASSET NETWORKS IN A MANNER THAT ADVERSELY AFFECTS THE COMPANY'S BUSINESS, PROSPECTS OR OPERATIONS.

Until recently, little or no regulatory attention has been directed toward bitcoin and the bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies.  As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies.  Certain governments deem cryptocurrencies to be illegal, while others have allowed their use and trade.  As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the SEC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market.  In July 2017, the SEC released an investigative report which states that the United States would, in certain circumstances, consider the offer and sale of blockchain tokens pursuant to an ICO subject to federal securities laws.  The report focused on the activities of a virtual organization which offered tokens in exchange for ether, which is a prominent digital asset.  The report emphasized that whether a digital asset is a security is based on the facts and circumstances.

Although we do not currently participate in ICOs and our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against us in the future, including for the sale of unregistered securities in violation of the Securities Act or acting as an unregistered investment company in violation of the 1940 Act.  Additionally, our clients and customers may participate in such transactions, and these regulatory actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and use.  Ongoing and future regulatory actions may impact our ability to continue its operations as currently conducted and planned, and changes in the regulatory landscape could affect our ability to continue as a going concern, which would have a material adverse effect on our business, prospects or operations.

The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.  Recently, the SEC suspended trading in three digital asset public companies.

The CFTC has determined that bitcoin and other virtual currencies are commodities, and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations.  The CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations, referring to bitcoin and other "virtual currencies" as "a digital representation of value" that functions as a medium of exchange, a unit of account, and/or a store of value, but that does not have legal tender status in any jurisdiction.  To the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the bitcoin or bitcoin trading and ownership, trading or ownership in bitcoin or similar digital assets may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when it settled charges against Bitfinex, a bitcoin exchange based in Hong Kong.  In its Order, the CFTC found that Bitfinex engaged in "illegal, off-exchange commodity transactions and failed to register as a futures commission merchant" when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a "leveraged, margined or financed basis" without first registering with the CFTC.  In 2017, the CFTC stated that it would consider bitcoin and other virtual currencies as commodities or derivatives depending on the facts of the offering.  In December 2017, bitcoin futures trading commenced on two CFTC regulated futures markets.

Local state regulators such as the New York State Department of Financial Services ("NYSDFS") have also initiated examinations of bitcoin, the bitcoin network and the regulation thereof.  In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in "virtual currency business activity."  The proposed regulations, known as the "BitLicense," are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final "BitLicense" regulatory framework in June 2015.  The "BitLicense" regulates the conduct of businesses that are involved in "virtual currencies" in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia.  While certain governments such as Germany (where the Ministry of Finance has declared bitcoin to be a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat, or real/national currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the bitcoin network and bitcoin users.  In the near future, various foreign jurisdictions may adopt laws, regulations or directives that affect the bitcoin network and its users, particularly bitcoin exchanges and service providers that fall within such jurisdictions' regulatory scope.  Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States, which may impede the growth of the bitcoin economy.

In the future, government authorities may curtail or prohibit the acquisition, use, trade, exchange or redemption of cryptocurrencies.  Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction.  Governments may also implement new regulations that would increase the costs of compliance and/or subject cryptocurrency companies to additional regulation.  The effect of any future changes in regulations applicable to us or any cryptocurrencies that Vortex may mine or hold for others is impossible to predict.  Such changes could have a material adverse effect on our business, prospects or operations and our ability to continue as a going concern.

Similar actions by governmental authorities could result in restriction of the acquisition, ownership, holding, selling, use or trading in our securities.  Such a restriction may adversely affect our stockholders and have a material adverse effect on our ability to continue as a going concern, raise new capital or maintain a securities listing with an exchange, which would have a material adverse effect on our business, prospects or operations and harm investors in the Company's securities.

IF FEDERAL OR STATE LEGISLATURES RELEASE TAX DETERMINATIONS THAT CHANGE THE CLASSIFICATION OF DIGITAL ASSETS SUCH AS BITCOINS AS PROPERTY FOR TAX PURPOSES, SUCH DETERMINATION COULD HAVE A NEGATIVE TAX CONSEQUENCE FOR OUR COMPANY AND OUR STOCKHOLDERS.

Current IRS guidance indicates that digital assets such as ether and bitcoin should be treated and taxed as property, and that transactions involving the payment of ether or bitcoin for goods and services should be treated as barter transactions.  While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as ether or bitcoins.  The agency determined that the State of New York would follow IRS guidance with respect to the treatment of digital assets such as ether or bitcoin for state income tax purposes.  Furthermore, they defined digital assets such as ether or bitcoin to be a form of "intangible property," meaning the purchase and sale of ether or bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment).  It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as ether or bitcoins for income tax and sales tax purposes.  If a state adopts a different treatment, such treatment may have negative consequences, including the imposition of greater a greater tax burden on investors in bitcoin, or the imposition of a greater cost on the acquisition and disposition of ether or bitcoin, generally; in either case, this could potentially have a negative effect on prices in the digital asset exchange market, and may adversely affect an investment in our Company's securities.

Foreign jurisdictions may also elect to treat digital assets such as ether or bitcoin differently for tax purposes than the IRS or the New York State Department of Taxation and Finance.  To the extent that a foreign jurisdiction with a significant share of the market of ether or bitcoin users imposes onerous tax burdens on ether or bitcoin users, or imposes sales or value added tax on purchases and sales of ether or bitcoin for fiat currency, such actions could result in decreased demand for ether or bitcoins in such jurisdiction, which could impact the price of ether, bitcoin or other digital assets and negatively impact an investment in our Company.

IF WE ACQUIRE DIGITAL SECURITIES, WE MAY VIOLATE THE INVESTMENT COMPANY ACT OF 1940 AND INCUR POTENTIAL THIRD PARTY LIABILITIES.

The Company intends to comply with the 1940 Act in all respects.  To that end, if holdings of cryptocurrencies are determined to constitute investment securities of a kind that subject the Company to registration and reporting under the 1940 Act, the Company will limit its holdings to less than 40% of its assets.  Section 3(a)(1)(C) of the 1940 Act defines "investment company" to mean any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.  Section 3(a)(2) of the 1940 Act defines "investment securities" to include all securities except (A) Government securities, (B) securities issued by employees' securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company in section 3(c)(1) or 3(c)(7) of the 1940 Act.  As noted above, the SEC has not stated whether bitcoin and other cryptocurrency assets constitute investment securities, as defined in the 1940 Act.

IF REGULATORY CHANGES OR INTERPRETATIONS OF OUR ACTIVITIES REQUIRE OUR REGISTRATION AS A MONEY SERVICES BUSINESS UNDER THE REGULATIONS PROMULGATED BY FINCEN UNDER THE US BANK SECRECY ACT, OR LICENSING OR OTHER REGISTRATION AS A MONEY TRANSMITTER OR EQUIVALENT DESIGNATION UNDER APPLICABLE STATE LAWS, WE MAY BE REQUIRED TO COMPLY WITH SUCH REGISTRATION AND LICENSING REQUIREMENTS.

To the extent that the activities of Vortex cause the it to be deemed a money services business ("MSB") under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, Vortex may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.  To the extent that the activities of Vortex cause it to be deemed a money transmitter ("MT") or equivalent designation, under state law in any state in which Vortex operates, Vortex may be required to seek a license or otherwise register with a state regulator and comply with applicable state regulations, which may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements.

Currently, the NYSDFS has finalized its "BitLicense" framework for businesses that conduct "virtual currency business activity," the Conference of State Bank Supervisors has proposed a model form of state level "virtual currency" regulation and additional state regulators, including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington, have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters.  In July 2016, North Carolina updated its law to define "virtual currency" and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology.  Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets.  Effective January 1, 2016, New Hampshire requires anyone who exchanges a digital currency for another currency to become a licensed and bonded money transmitter.  In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets.  We will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal and state regulatory requirements may cause us to incur extraordinary expenses, possibly materially and adversely affecting an investment in the Company's stock.  Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs.  If Vortex is deemed to be subject to such regulatory requirements and determines not to comply with such requirements, we decide to cease certain business operations.  Any such action may adversely affect our business, financial condition, operations, and an investment in our Company.

BANKS AND FINANCIAL INSTITUTIONS MAY NOT PROVIDE BANKING SERVICES, OR MAY CUT OFF BANKING SERVICES, TO BUSINESSES THAT PROVIDE CRYPTOCURRENCY-RELATED SERVICES OR THAT ACCEPT CRYPTOCURRENCIES AS PAYMENT, INCLUDING FINANCIAL INSTITUTIONS OF INVESTORS IN THE COMPANY'S SECURITIES.

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services.  Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions.  Accordingly, we may be unable to obtain or maintain these services for our business.  The difficulty that many businesses providing bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease its usefulness and harm its public perception in the future.  Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services.  This could occur as a result of compliance risk, cost, government regulation or public pressure.  The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company's securities.  Such factors could have a material adverse effect on the business, prospects or operations of the Company and our ability to continue as a going concern, which could harm our investors.

TO THE EXTENT THE PROFIT MARGINS OF BITCOIN MINING OPERATIONS ARE NOT HIGH, OPERATORS OF BITCOIN MINING OPERATIONS ARE MORE LIKELY TO IMMEDIATELY SELL BITCOINS EARNED BY MINING, WHICH MAY RESULT IN A REDUCTION IN THE PRICE OF BITCOINS.

Bitcoin mining operations have evolved in recent years from individual users mining with computer processors, graphics processing units and first generation ASIC servers.  New processing power is now predominantly added by incorporated and unincorporated mining operations that use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers.  Such mining operations require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms.  As a result, professional mining operations are of a greater scale than individual miners and have more significant defined, regular expenses and liabilities.  These regular expenses and liabilities may require us and other mining operations to more immediately sell bitcoins earned from mining operations, which may significantly increase the supply of bitcoins in the market, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined exceeds the associated allocable capital and operating costs determines the profit margin of such operation.  A mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative.  In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing bitcoin prices.  Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power.  The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact us.  These risks associated with bitcoin could be equally applicable to other cryptocurrencies, existing now or introduced in the future.  Such circumstances could have a material adverse effect on our business, prospects or operations and the value of any cryptocurrencies we hold or expect to acquire for our own account, which could harm our investors.

THE POSSIBILITY OF THE CRYPTOCURRENCY ALGORITHM TRANSITIONING TO PROOF OF STAKE VALIDATION CREATES RISKS FOR OUR MINING BUSINESS.

Proof of stake is an alternative method in validating cryptocurrency transactions.  Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate less competitive.  Vortex may be exposed to risk if it owns or acquires mining facilities in the future, and may also be impacted to the extent that counterparties with which Vortex interacts are affected.  Such events would have a material adverse effect on our business, prospects or operations and our ability to continue as a going concern.

IF A MALICIOUS ACTOR OBTAINS CONTROL OF MORE THAN 50% OF THE PROCESSING POWER ON A CRYPTOCURRENCY NETWORK, SUCH ACTOR COULD MANIPULATE THE BLOCKCHAIN TO ADVERSELY AFFECT OUR BUSINESS.

If a malicious actor or botnet (a network of computers infected with malicious software and controlled as a group) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter the blockchain on which transactions of cryptocurrency resides and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all.  The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control.  The malicious actor could "double-spend" its own cryptocurrency (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users' transactions for so long as it maintained control.  To the extent that such malicious actor or botnet did not yield its control of the processing power on the network or the cryptocurrency community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may be impossible.  The foregoing description is only one example of the means by which the blockchain or cryptocurrencies may be compromised.

The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power will increase, which may adversely affect an investment in our Company. Such lack of controls and responses to such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

A FAILURE TO PROPERLY MONITOR AND UPGRADE THE BITCOIN NETWORK PROTOCOL COULD DAMAGE THE BITCOIN NETWORK.

The open source structure of the bitcoin network protocol means the contributors to the protocol are generally not directly compensated for the contribution in maintaining and developing the protocol.  As an open source project, bitcoin is not represented by an official organization or authority.  As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol.  Although the MIT Media Lab's Digital Currency Initiative funds the current maintaining contributors, this type of financial incentive is not typical.  The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner.  Changes to a digital asset network which we are mining on may adversely affect our business operations and an investment in our securities.

INTELLECTUAL PROPERTY CLAIMS COULD ADVERSELY AFFECT THE OPERATION OF DIGITAL ASSET NETWORKS.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code.  Regardless of the merit of any such intellectual property claims or other legal action, any threatened action that reduces confidence in some or all digital asset networks' long-term viability or the ability of end-users to hold and transfer digital assets may adversely affect our business operations and an investment in our Company.  Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all digital asset networks or holding or transferring digital assets.  Accordingly, intellectual property claims against us or other large digital asset network participants could adversely affect an investment in our securities.

SIGNIFICANT CONTRIBUTORS TO ALL OR ANY DIGITAL ASSET NETWORK COULD PROPOSE AMENDMENTS TO THE RESPECTIVE NETWORK'S PROTOCOLS AND SOFTWARE THAT COULD ADVERSELY AFFECT OUR BUSINESS AND AN INVESTMENT IN OUR SECURITIES.

Significant contributors to all or any digital asset network could propose amendments to the respective network's protocols and software that, if accepted and authorized by such network, could adversely affect an investment in us.  For example, with respect to bitcoins network, a small group of individuals contribute to the Bitcoin Core project on GitHub.com.  These individuals can propose refinements or improvements to the bitcoin network's source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin.  Proposals for upgrades and discussions relating thereto take place in online forums.  To the extent that a significant majority of the users and miners on the bitcoin network install such software upgrade(s), the bitcoin network would be subject to new protocols and software.  In the event a developer or group of developers proposes a modification to the bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result.  This is known as a "hard fork."  The value of bitcoin after the creation of a fork is subject to many factors, including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future.  As such, the value of bitcoin could be materially reduced if existing and future forks have a negative effect on bitcoin's value.  If a fork occurs on a digital asset network which we are mining or hold digital assets in, it may have a negative effect on the value of the digital asset, which may adversely affect our business and an investment in our Company.

OUR OPERATIONS COULD BE NEGATIVELY AFFECTED IF THE AWARD OF COINS FOR SOLVING BLOCKS AND TRANSACTION FEES ARE INADEQUATE INCENTIVES FOR OUR CONTINUED OPERATIONS.

Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain.  When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the blockchain to which the new block is being added, and (iii) all transactions that have occurred but have not yet been added to the blockchain.  Typically, bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction's data packet transmission and the solution of the next block.  If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

As the number of coins awarded for solving a block in the blockchain decreases, the incentive for mining operations to continue to contribute processing power to the network may decline, and there may be a transition from a set reward to higher transaction fees.  For example, the current fixed reward on the bitcoin network for solving a new block is twelve and a half (12.5) bitcoins per block; the reward decreased from twenty-five (25) bitcoins in July 2016.  It is estimated that the fixed reward will halve again in about four (4) years.

Higher transaction fees may decrease demand for the relevant coins and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of the relevant cryptocurrency that could adversely impact our cryptocurrency inventory and business.  If transaction fees paid for the recording of transactions in the network become too high, the marketplace may be reluctant to accept the network as a means of payment and existing users may be motivated to switch between cryptocurrencies or to fiat currency (i.e., real currency or national currency).  Decreased use and demand for coins may adversely affect their value and result in a reduction in the market price of coins.

If the award of coins for solving blocks and transaction fees for recording transactions are not sufficiently high, we may not have an adequate incentive to continue mining, and may be required to cease our mining operations.  Reduced mining operations would result in reduced collective processing power, which could increase the likelihood of a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on the blockchain, potentially permitting such actor or botnet to manipulate the blockchain in a manner that adversely affects our other business activities.  A reduction in confidence in the confirmation process or processing power of the network could result, and could be irreversible.  Such events would have a material adverse effect on our  business operations and our ability to continue as a going concern.

ANY WIDESPREAD DELAYS IN THE RECORDING OF TRANSACTIONS COULD RESULT IN A LOSS OF CONFIDENCE IN THE DIGITAL ASSET NETWORK, WHICH COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

To the extent that miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain.  Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain.  Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could adversely impact our business operations.

DIGITAL ASSET TRANSACTIONS ARE IRREVOCABLE, AND STOLEN OR INCORRECTLY TRANSFERRED DIGITAL ASSETS MAY BE IRRETRIEVABLE.

Digital asset transactions are not reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network.  Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.  Although our transfers of digital assets will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred from us in incorrect amounts or to unauthorized third parties.  To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company digital assets.  To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect the security and value of our assets, which could negatively affect an investment in our business.

TECHNOLOGICAL SHORTAGES, OBSOLESCENCE AND DIFFICULTY IN OBTAINING HARDWARE MAY ADVERSELY AFFECT OUR BUSINESS.

As new services and software embodying new technologies emerge in the market, the Company's ability to recognize the value of the use of existing hardware and equipment and its underlying technology may become obsolete and require substantial capital to replace such equipment.  Equipment in our mining facilities will require replacement from time to time, which may lead to increased capital expenses and downtime in mining when equipment needs replacement.

The recent increase in interest and demand for cryptocurrencies has led to a shortage of minding hardware, as individuals are purchasing equipment for individual mining operations at home, and large-scale mining operations have evolved.  According to PC Gamer, AMD's Radeon RX 580 and Radeon RX 570, which are widely viewed as hardware that is unique for cryptocurrency use purposes, have been out of stock for months.  As noted above, equipment in our mining facilities will require replacement from time to time.  Shortages of graphics processing units may lead to unnecessary downtime for miners and limit the availability or accessibility of mining processing capabilities in the industry.  Such events would have a material adverse effect on the business, prospects and operations of the Company, and potentially on the value of any cryptocurrencies the Company holds or expects to acquire, which may impair our continued operations and ability to continue as a going concern.

OUR ABILITY TO ADOPT TECHNOLOGY IN RESPONSE TO CHANGING SECURITY NEEDS OR TRENDS POSES A CHALLENGE TO THE SAFEKEEPING OF OUR DIGITAL ASSETS.  SECURITY THREATS COULD RESULT IN A LOSS OF OUR DIGITAL ASSETS OR DAMAGE TO OUR REPUTATION, EACH OF WHICH COULD ADVERSELY AFFECT AN INVESTMENT IN OUR COMPANY.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets.  When digital assets are moved to various exchanges in order to exchange them for fiat currency, we will be relying on the security of such exchanges to safeguard our digital assets.  As our assets grow, it may become a more appealing target for security threats such as hackers and malware.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets since the launch of the bitcoin network.  Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our digital assets.  Any breach of our infrastructure could also result in damage to our reputation, which could have a negative impact on an investment in our Company.

Our security system and operational infrastructure may be breached due to the actions of outside parties, internal error or malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our private keys, data or digital assets.  Additionally, outside parties may attempt to fraudulently induce our personnel to disclose sensitive information in order to gain access to our infrastructure.  As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures.  If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect our business.

To the extent that we and/or others who we rely on are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect our business operations and an investment in our securities.  In the event of a security breach, we may suffer a loss of assets and be forced to cease operations, which would have a material adverse effect on our business operations and ability to continue as a going concern.

THE LOSS OR DESTRUCTION OF A PRIVATE KEY REQUIRED TO ACCESS A DIGITAL ASSET MAY BE IRREVERSIBLE.  LOSS OF ACCESS TO OUR PRIVATE KEYS OR A DATA LOSS COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

Digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the digital assets are held.  We are required by the operation of digital asset networks to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the respective network.  To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the digital assets held by it and the private key will not be capable of being restored by the respective digital asset network. Any loss of private keys relating to digital wallets used to store our digital assets could adversely affect our business and an investment in our Company.

POLITICAL OR ECONOMIC CRISES MAY MOTIVATE LARGE-SCALE SALES OF DIGITAL ASSETS, WHICH COULD RESULT IN A REDUCTION IN SOME OR ALL DIGITAL ASSET VALUES AND ADVERSELY AFFECT AN INVESTMENT IN OUR SECURITIES.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events.  Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally.  Large-scale sales of digital assets would result in a reduction in their value and could adversely affect an investment in our Company.

Risks Relating to our Securities and our Status as a Public Company

THE RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM MAY PUT US AT A COMPETITIVE DISADVANTAGE.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  The individual who holds all of the principal officer positions of the company has never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements.  Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

SHARES OF OUR COMMON STOCK THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, REGARDLESS OF WHETHER SUCH SHARES ARE RESTRICTED OR UNRESTRICTED, ARE SUBJECT TO RESALE RESTRICTIONS IMPOSED BY RULE 144, INCLUDING THOSE SET FORTH IN RULE 144(I) WHICH APPLY TO A "SHELL COMPANY."  IN ADDITION, ANY SHARES OF OUR COMMON STOCK THAT ARE HELD BY AFFILIATES, INCLUDING ANY RECEIVED IN A REGISTERED OFFERING, WILL BE SUBJECT TO THE RESALE RESTRICTIONS OF RULE 144(I).

Pursuant to Rule 144 of the Securities Act of 1933, as amended ("Rule 144"), a "shell company" is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a "shell company" pursuant to Rule 144 prior to the potential share exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the SEC reflecting our status as a non-"shell company."  Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future.  Our previous status as a "shell company" could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.  Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

WE WILL BE REQUIRED TO INCUR SIGNIFICANT COSTS AND REQUIRE SIGNIFICANT MANAGEMENT RESOURCES TO EVALUATE OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AS REQUIRED UNDER SECTION 404 OF THE SARBANES-OXLEY ACT, AND ANY FAILURE TO COMPLY OR ANY ADVERSE RESULT FROM SUCH EVALUATION MAY HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404").  Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management's assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.  Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.  As of March 31, 2017, the management of the Company assessed the effectiveness of the Company's internal control over financial reporting, and management concluded, as of the year ended March 31, 2017, that our internal controls and procedures were effective to detect the inappropriate application of U.S. GAAP rules.  Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources.  No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end.  As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties.  In addition, our independent registered public accounting firm may not agree with our management's assessment or conclude that our internal control over financial reporting is operating effectively.

IF WE LOSE OUR KEY MANAGEMENT PERSONNEL, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR ACHIEVE OUR OBJECTIVES, AND SUCH LOSS COULD ADVERSELY AFFECT OUR BUSINESS, FUTURE OPERATIONS AND FINANCIAL CONDITION.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants, and upon our ability to attract and retain senior management with relevant expertise.  If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives.  We do not have "Key-Man" life insurance policies on our key executives.  If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.  The loss of our key executives or our inability to attract and retain additional highly skilled executives and employees may adversely affect our business, future operations, and financial condition.

THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our Bylaws contain a provision providing for indemnification of our directors, officers, employees and agents to the extent provided by Nevada law.  The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, employees and agents which we may be unable to recoup.  These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

OUR STOCK IS CATEGORIZED AS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is categorized as a penny stock.  The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

OUR COMMON STOCK IS NOT LISTED ON ANY STOCK EXCHANGE AND THERE IS NO ESTABLISHED MARKET FOR SHARES OF OUR COMMON STOCK.  EVEN IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR COMMON STOCK COULD BE SUBJECT TO WIDE FLUCTUATIONS.

Our common stock is not listed on any stock exchange, and there is no established public market for shares of our common stock.  Even if the shares of our common stock may in the future trade on the OTC markets, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange.  No assurances can be given that an active public trading market for our common stock will develop or be sustained.  The trading volume we develop on the OTC markets may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors, follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded.  Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

The price of our common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors.  In addition, the stock market has experienced extreme price and volume fluctuations in recent years.  These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities.  Such risks could have an adverse affect on the stock's future liquidity.

IF WE ISSUE ADDITIONAL SHARES IN THE FUTURE, IT WILL RESULT IN THE DILUTION OF OUR EXISTING STOCKHOLDERS.

Our articles of incorporation authorize the issuance of up to 75,000,000 shares of common stock with a par value of $0.00001 per share.  Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or assets and to fund our overhead and general operating requirements.  The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.  If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders.  Further, such issuance may result in a change of control of our corporation.

WE MAY NOT QUALIFY TO MEET LISTING STANDARDS TO LIST OUR STOCK ON AN EXCHANGE.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange.  We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the potential share exchange transaction, including audited financial statements.  We would be required to maintain a minimum $4 share price ($2 or $3 for NYSE Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange's decision to list.  We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

WE HAVE NOT RETAINED INDEPENDENT PROFESSIONALS FOR INVESTORS.

We have not retained any independent professionals to review or comment on the offering or otherwise protect the interests of the Investors hereunder.  Although the Company has retained its own counsel, such firm has not made any independent examination of any factual matters represented by management herein, and purchasers of the securities offered hereby should not rely on such firm so retained with respect to any matters herein described.  Potential investors are encouraged to review all applicable documents with their advisors and conduct such due diligence regarding their potential investment in the Company as they deem appropriate.

THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN PURCHASING THE UNITS OFFERED HEREIN.  POTENTIAL INVESTORS SHOULD READ THIS MEMORANDUM IN ITS ENTIRETY AND REVIEW THE COMPANY'S EXCHANGE ACT DOCUMENTS BEFORE DETERMINING WHETHER TO PURCHASE THE UNITS.

EXHIBIT A

SERIES A WARRANT

(Attached)

EXHIBIT B

SERIES B WARRANT

(Attached)

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

(Attached)